Exhibit h.3.

MASTER SELECTED DEALERS AGREEMENT

[DATE]

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We understand that you are entering into this Master Selected Dealers Agreement (the “Agreement”) in counterparts with us and other firms who may be invited to participate as dealers in offerings of securities in which you are acting as sole representative of or as one of the representatives of the underwriters comprising the underwriting syndicate. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we elect to act as a selected dealer after receipt from you of one or more invitations by telecopy, e-mail, or other written form of communication or telephone call (confirmed immediately in writing) which refers to this Agreement, identifies the issuer, describes the securities to be offered and states the amount of securities proposed to be reserved for purchase by selected dealers. Your invitation also will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you shall also advise us, to the extent applicable, of the expected offering date, the expected closing date and certain other terms of the offering, including without limitation and as applicable, the initial public offering price (or the formula for determining such price), the interest or dividend rate (or the method by which such rate is to be determined), the conversion or exchange price (or the formula for determining such price), the selling concession, the amount of any reallowance, the amount of securities to be allotted to us, and the time at which subscriptions for shares reserved for selected dealers will be opened. Such information may be conveyed by you in one or more written communications or by telephone (confirmed immediately in writing) (such communications, together with the original invitation described above, received by us with respect to the offering are hereinafter collectively referred to as the “Invitation”). The terms of such Invitation shall become a part of this Agreement with respect to the offering to which it applies.

This Agreement, as amended or supplemented by the Invitation, shall become binding with respect to our participation in an offering of securities described in an Invitation upon our acceptance thereof by telecopy, e-mail, telephone call (confirmed immediately in writing) or other form of communication specified in the Invitation if we do not revoke such acceptance in writing prior to the date and time specified in the Invitation or upon acceptance by us of an allotment of securities (such an acceptance being hereinafter referred to as an “Acceptance”). If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, such terms shall supersede any such provisions.

The issuer of the securities in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the issuer of any guarantees relating to such securities, is hereinafter referred to as the “Issuer” and the securities to be purchased in such offering, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an overallotment option, are hereinafter referred to as the “Securities.” A syndicated offering of securities of the Issuer in connection with the conversion of the Issuer and/or an affiliated entity from a mutual holding company structure to a stock holding company structure is hereinafter referred to as a “Conversion Offering” and the securities offered and sold by the Issuer pursuant to a Conversion Offering are hereinafter referred to as the “Conversion Stock.” Any underwriters of an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the Representatives (as defined below), are hereinafter collectively referred to as the “Underwriters” and the parties who agree to participate in such offering as selected dealers are hereinafter referred to as “Selected Dealers.” All references herein to “you” shall mean Keefe, Bruyette & Woods, Inc. and all references herein to the “Representatives” shall mean you and the other firms, if any, which are named as Representatives in the Invitation.

The following provisions of this Agreement shall apply separately to each individual offering of Securities. It is understood that from time to time in connection with offerings of Securities, you or the Representatives shall determine which signatories to this Agreement will be invited to become Selected Dealers for the Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

1.	Conditions of Offering; Acceptance and Purchase.

(a) The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions as set forth in the Invitation. Acceptance of any reserved Securities received after the time specified therefor in the Invitation and any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives’ discretion without notice and the right is reserved to reject any subscription in whole or in part. By our Acceptance, we agree to purchase as principal, on the terms and conditions set forth in the Invitation, the Offering Document (defined below) and this Agreement, the amount of Securities allotted to us by the Representatives.

(b) Notwithstanding anything in this Agreement to the contrary, any Conversion Offering (or other offering if so indicated in the Invitation) will be a “best efforts” offering and will not be underwritten. Any Conversion Offering will also be contingent and will involve a closing only after receipt of necessary documentation from the Issuer and its affiliates and satisfaction of other closing conditions specified in the agency agreement for the Conversion Offering. Any Conversion Offering will be designed to comply with applicable rules promulgated by the Securities and Exchange Commission (the “Commission”), including Rules 15c2-4, 10b-9 and 15c6-1 (see NASD Notices to Members 98-4, 87-61 and 84-7). We represent and agree that we shall fully comply with Commission Rules 15c2-4, 10b-9 and 15c6-1 with respect to any Conversion Offering, including, but not limited to, promptly depositing funds received from interested investors prior to the satisfaction of all closing conditions contained in the applicable agency agreement for the subject Conversion Offering into one or more separate non-interest bearing accounts established at a bank other than the bank affiliated with the Issuer, promptly delivering to the Issuer funds (less fees and commissions payable pursuant to the applicable agency agreement) for Conversion Stock sold by us in the Conversion Offering if and when all closing conditions are met, and promptly returning funds to the interested investors if the Conversion Offering does not close or if the closing occurs but some or all of an interested investor’s funds are not accepted by the Issuer. We also represent that we are aware that those who purchase in a best efforts Conversion Offering are subject to the investor purchase limitations described in the Prospectus (as hereinafter defined).

2.	Offering Materials.

(a) In the case of an Invitation regarding an offer of Securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of the prospectus or amended or supplemented prospectus, subject to Sections 2(e) and 2(f) below, or any “free writing prospectus” as defined in Rule 405 under the 1933 Act (excluding, in either case, any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number as we may reasonably request. The term “Prospectus” means the form of prospectus (including amendments and supplements, and any documents incorporated by reference therein) authorized for use in connection with such offering.

(b) In the case of an Invitation regarding an offer of Securities for which no registration statement has been or will be filed with the Commission, the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment or supplement thereto (collectively, the “Offering Circular”). The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the “Offering Document.”

(c) We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than statements in the Offering Document delivered to us by the Representatives. We understand and agree that we are not authorized to give any information or make any representation not contained in the Offering Document in connection with the offering of the Securities.

(d) We agree to make a record of our distribution of each preliminary or final Offering Document and, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our purchase of Securities registered under the 1933 Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Our purchase of Securities for which no registration statement has been or will be filed with the Commission shall constitute (i) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable international, foreign, federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters and (ii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars that would be required if Rule 15c2-8 (or any successor provision) under the 1934 Act applied to such offering.

(e) We understand that we are not authorized to make any offer of the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, except for any such free writing prospectus provided by the Issuer or you expressly for use in connection with the offering of the Securities provided that each such free writing prospectus (i) is correct and not misleading, (ii) is not required to be filed with the Commission pursuant to Rule 433 (except to the extent required to be filed by the Issuer and, assuming for this purpose, that the Issuer files the free writing prospectus with the Commission within the time required by Rule 433) and (iii) otherwise complies with Rule 433. Notwithstanding the foregoing, and subject to Section 2(f) below, we further understand that we may use any other free writing prospectus relating to the Securities with your prior written consent that meets the following requirements: (A) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (B) does not contain any forward-looking information or any valuation of the Issuer or the Securities, other than such information as may be set forth in any Prospectus; (C) does not contain any “issuer information” as defined in Rule 433, other than any such information as may be set forth in or derived from any Prospectus or free writing prospectus relating to the Securities that has been previously filed by the Issuer with the Commission, (D) complies with the requirements of NASD Conduct Rule 2210 (“Communications with Customers and the Public”) (or any successor rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”)), including the internal approval requirements and content standards set forth therein; (E) complies with the requirements of Rule 433, including the eligibility and prospectus conditions and the legend and other information requirements, and is not required to be filed pursuant to Rule 433; and (F) has been reviewed by counsel for the Underwriters prior to first use. Our Acceptance will constitute our representation and agreement that any free writing prospectus we use will comply with this paragraph.

(f) We will indemnify, hold harmless and reimburse you, each other Underwriter and each person, if any, who controls you or any such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation and defense, including counsel fees and expenses, which shall be paid as incurred) resulting from any breach of our agreements and representations regarding free writing prospectuses in Section 2(e) above.

3.	Offering of the Securities.

(a) The Representatives will advise each Selected Dealer, in the Invitation or other written communication, of the release by the Representatives of the Securities for public offering and of the public offering price. Upon receipt of such advice, any of the Securities thereafter purchased by us pursuant to this Agreement are to be reoffered by us to the public at the public offering price, subject to the terms of this Agreement, the Invitation and the Offering Document. After the public offering of the Securities has commenced, the Representatives may change the public offering price, the selling concession and the reallowance to dealers. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the public offering price not in excess of the amount set forth in the Invitation may be allowed to Qualified Dealers who agree that such amount is to be retained and not re-allowed in whole or in part. “Qualified Dealers” shall be brokers or dealers (as defined by FINRA) actually engaged in the investment banking or securities business which make the representations and agreements contained in Section 12 hereof. “Qualified Dealers” also shall include foreign banks, dealers or institutions which make the representations and agreements contained in Section 12 hereof.

(b) The offering of the Securities is made subject to delivery of the Securities and their acceptance by the Underwriters, prior sale of the Securities, the approval of all legal matters by counsel and any other conditions referred to in the Offering Document and to the terms and conditions set forth in this Agreement and the Invitation.

(c) The Representatives as such and, with the Representatives’ consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or an Underwriter, at the public offering price less all or any part of the concession to Selected Dealers.

(d) If we receive or are credited with the Selected Dealers’ concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives purchase or contract to purchase for the account of any Underwriter or the Representatives (whether such Securities have been sold or loaned by us, or issued on transfer or in exchange for such Securities) then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers’ concession and, in addition, the Representatives may charge us with any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups and transfer taxes paid in connection with such purchase or contract to purchase. The Representatives may use the securities tracking system of The Depository Trust Company (“DTC”) to identify any such Securities. Securities delivered on such repurchases need not be the identical Securities originally purchased. The Representatives shall not be obligated to pay any Selected Dealers’ concession with respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers’ concession and we shall remain responsible for any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups or transfer taxes paid in connection with such repurchase or agreement to repurchase.

(e) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

4.	Over-Allotment; Stabilization; Allotments.

The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate) for their long or short account and to stabilize or maintain the market price of the Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate), or to impose a penalty bid with respect to the Securities. We agree that upon the Representatives’ request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities we will report the amount of Securities purchased by us pursuant to such offering then remaining unsold by us and will, upon the Representatives’ request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such Securities as the Representatives may designate at the public offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers’ concession.

5.	Open Market Transactions.

Unless the Securities are “exempted securities” as defined in Section 3(a)(12) of the 1934 Act, we represent that, at all times since we were invited to participate in the offering of the Securities, we have complied and we will comply with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If we have been notified in writing by the Representatives that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the offering of the Securities, we represent that, at all times since our receipt of such notice, we have complied and we will comply with the provisions of such Rule applicable to such offering, as interpreted by the Commission and after giving effect to any applicable exemptions. The Representatives may, by notice in the notice in the Invitation or otherwise, impose additional trading restrictions on any security.

An opening uncovered writing transaction in options to acquire Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this Section 5, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered writing transaction in options to acquire” as used above means a transaction where the seller intends to become a writer of an option to purchase any Conversion Stock which he does not own. An opening uncovered purchase transaction in options to sell Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered purchase transaction in options to sell” as used above means a transaction where the purchaser intends to become an owner of an option to sell Conversion Stock which he does not own.

6.	Payment and Delivery.

Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the public offering price therefor, or, if the Representatives shall so advise us, at such public price less the Selected Dealer’s concession with respect thereto, at or before 9:00 A.M. on the date on which the Underwriters are required to purchase the Securities, by delivery to the Representatives at the offices of Keefe, Bruyette & Woods, Inc. specified in Section 10 (or at such other time and address as the Representatives may specify upon at least one day’s notice), of immediately available funds payable to the order of you. If payment is made for Securities purchased by us at the public offering price, the Selected Dealers’ concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities. The Representatives will give us notice of the date of delivery. If applicable, the Representatives may make delivery through the facilities of DTC or any other depository or similar facility.

With respect to any Conversion Offering, we represent that none of the persons for whom we are placing orders to purchase Conversion Stock: (a) have placed an order through us in excess of the individual maximum purchase limitation established for the Conversion Offering; (b) have, together with their associates and persons acting in concert, placed orders through us in excess of the aggregate maximum purchase limitation established for the Conversion Offering; (c) have, nor have their associates, placed an order for shares of the Conversion Stock through another broker or dealer or in the subscription offering that preceded the Conversion Offering; or (d) would, upon completion of the Conversion Offering and the exchange of shares of common stock of the bank affiliated with the Issuer for shares of the Conversion Stock, own more than the maximum ownership limitation established for the Conversion Offering.

In order to satisfy regulatory requirements, we will be required to provide the Representatives with the following information prior to the closing of the Conversion Offering:

•	Total number of orders and the U.S. dollar value this represents;

•	Total number of orders for 10,000 shares or less and the U.S. dollar value this represents;

•	Total number of orders for more than 10,000 shares and the U.S. dollar value this represents.

7.	Blue Sky and Other Qualifications.

It is understood and agreed that the Representatives assume no obligation or responsibility with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information that the Representatives may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.

8.	Termination.

(a) The effectiveness of this Agreement will terminate with respect to each offering of Securities to which this Agreement applies at the close of business on the 45th day after the commencement of the offering of such Securities unless terminated by the Representatives at any time prior thereto by notice to us and except for provisions hereof that contemplate obligations surviving the termination of the effectiveness of this Agreement with respect to an offering of Securities, including without limitation Sections 6 and 9 and all payment and delivery obligations and authority with respect to matters to be determined by the Representatives or by you acting on behalf of other Representatives, all of which shall survive such termination.

(b) This Agreement may be terminated by either party hereto upon five business days’ prior written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after our Acceptance for such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section. Notwithstanding the foregoing and unless otherwise stated in the Invitation, our Acceptance of an Invitation after termination of this Agreement in accordance with this subsection (b) will cause the terms of this Agreement to apply to the related offering as if this Agreement was not terminated.

9.	Role of the Representatives; Role of the Selected Dealers; Legal Responsibility.

(a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters’ purchase of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by you on behalf of all Representatives. The obligations of each Underwriter and each Selected Dealer shall be several and not joint.

(b) The Representatives, as such, shall have full authority to take such action as they may deem advisable in all matters pertaining to the offering of the Securities or arising under this Agreement or the Invitation. The Representatives will be under no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligation on the part of the Representatives will be implied or inferred herefrom.

(c) We understand and agree that we are to act as principal in purchasing securities and we are not authorized to act as agent for the Issuer, any selling security holder or any of the Underwriters in offering the Securities to the public or otherwise.

(d) Nothing herein contained nor in any other written or oral communication shall constitute us an association, or partners, with the other Selected Dealers, the Underwriters or the Representatives, or, except as otherwise provided herein or in the Invitation, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If we and the other Selected Dealers, the Underwriters or the Representatives are deemed to constitute a partnership for federal income tax purposes, each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with such election, and the Representatives are authorized, in their discretion, to execute on behalf of each Selected Dealer such evidence of such election as may be required by the Internal Revenue Service. In connection with any offering, we shall be liable for our proportionate amount of any tax, claim, demand or liability that may be asserted against us alone or against one or more Selected Dealers participating in such offering, or against you or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, our proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

10.	Notices.

Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to us at the address set forth at the foot of this Agreement, or at such other address as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to:

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Attention:   General Counsel

Telephone: (212) 887-6788

Telecopy:   (212) 554-5190

or to such other address, telephone, telecopy or telex as we shall be notified by the Representatives); provided, however, that our Acceptance will be addressed and transmitted in the manner set forth in the Invitation. Communications by telecopy, fax, e-mail, CommScan, Dealogic wire or other written form shall be deemed to be “written” communications.

11.	Governing Law.

This Agreement (including the terms and conditions set forth with respect to any offering as may be contained in an Invitation) shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, without regard to principles of conflict of laws.

12.	Certain Representations and Agreements.

(a) We represent that we are (a) a member in good standing of FINRA, or (b) a foreign bank, broker, dealer or institution not eligible for membership in FINRA. If we are such a FINRA member, we agree that in making sales of Securities we will comply with all applicable rules of FINRA, including, without limitation, NASD Conduct Rule 2740 (or any FINRA successor rule thereto) and FINRA Rule 5130. If we are not a FINRA member, we agree to comply as though we were a member with NASD Conduct Rules 2730, 2740 and 2750 (or any FINRA successor rules thereto) and FINRA Rule 5130. If we are such a foreign bank, broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America or its territories or possessions or to persons who are nationals thereof or residents therein except through the Representatives and in making sales of Securities we agree to comply with NASD Conduct Rule 2420 (or any FINRA successor rule thereto) as it applies to a nonmember broker or dealer in a foreign country. We also represent that the incurrence by us of our obligations hereunder in connection with the offering of Securities will not place us in violation of Rule 15c3-1 (or any successor provision) under the 1934 Act, if such requirements are applicable to us, or the capital requirements of any other regulator to which we are subject. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) we will comply with all applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the offering and the applicable laws, rules and regulations of any other applicable regulatory body. Any references herein to the NASD rules or regulations shall also include any FINRA successor rules or regulations, as applicable.

(b) We represent, by our participation in an offering of Securities, that neither us nor any of our directors, officers, partners or “persons associated with” us (as defined by FINRA) nor, to our knowledge, any “related person” (as defined by FINRA, which definition includes counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any other persons associated with or related to any of the foregoing) within the last twelve months had any dealings with the Issuer, any selling security holder or any subsidiary or controlling person of any of the foregoing (other than in connection with the syndicate agreements relating to such offering) as to which documents or information are required to be filed with FINRA pursuant to FINRA Rule 5110 or any other applicable rules of FINRA.

(c) We represent and warrant that we are not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with an offering of Securities and agree to notify you immediately if we become aware of any such proceeding.

13.	Successors and Assigns.

This Agreement shall be binding on, and inure to the benefit of, the parties hereto and the respective successors and assigns of each of them.

14.	Supersedes Prior Agreement.

This Agreement, as amended or supplemented from time to time, supersedes and replaces in its entirety any other selected dealer agreement and any other agreement between the parties hereto governing similar transactions in which we are acting as a selected dealer for all offerings conducted from and after the date hereof.

[Signature Page Follows]

We will notify you immediately if any of our representations contained in this Agreement cease to be accurate.

Very truly yours,

(Print name of firm)

By:
Name:
Title:

Address:

Telephone:

Telecopy:

Telex:

Confirmed as of the date first above written:

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title: